UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 7, 2009

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Chief Executive Officer Base Salary

On July 7, 2009, in order to keep the compensation of the Chief Executive Officer (“CEO”) of Ruby Tuesday, Inc. (the “Company”) in line with the Company’s compensation strategy, the Company’s CEO agreed to a reduction in base salary, despite the minimum contractual increases provided for in the CEO’s employment agreement, as amended. The CEO’s base salary was lowered from $1,164,375 for fiscal 2009 to $1,100,000 for fiscal 2010, rather than increased by 4%. His long-term annual equity incentive award for fiscal year 2010 was $3,493,000, as valued, in part, based on the closing stock price on the day prior to the date of grant.

Form of Awards

On July 7, 2009, the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors adopted new forms of awards for both the CEO and for other executive officers for non-qualified stock option awards and for restricted stock awards with service-based vesting and restricted stock awards with time-based vesting under the 2003 Stock Incentive Plan. Copies of the form of awards are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

Adoption of 2010 Performance Goals under the Annual Cash Incentive Compensation Plans

On July 7, 2009, the Committee set the performance goals for annual cash incentives for fiscal year 2010 for the CEO under the 2006 Executive Incentive Compensation Plan (the “2006 Plan”) and the other executive officers under the existing Cash Bonus Plan, which is designed to utilize the same performance measures as the 2006 Plan. The performance measures selected for fiscal year 2010 are a combination of the performance measures utilized in prior years as well as some additional objectives also disclosed as possible performance measures in the 2006 Plan. The Company intends to continue the Cash Bonus Plan for the award of annual bonus opportunities to executives other than the CEO, utilizing any of the performance measures available under the 2006 Plan, until further notice.

The cash bonus potential for the CEO is 75% of base salary based on achievement of minimum performance objectives, 100% of base salary upon achievement of target performance objectives, and 175% of base salary based on achievement of maximum performance objectives.

For the Executive Vice President – Operations, the cash bonus potential is 40% of base salary based on achievement of minimum performance objectives, 80% of base salary based on achievement of target performance objectives, and 160% of base salary based on achievement of maximum performance. The cash bonus potential for the Senior Vice President, Chief Financial Officer and the Senior Vice President, Chief Technology Officer is 30% of base salary upon achievement of minimum performance objectives, 60% of base salary upon achievement of target performance objectives, and 120% of base salary upon achievement of maximum performance objectives. For the remaining Named Executive Officers, as defined in the Company’s proxy statement, and other executive officers of the Company, the cash bonus potential varies from 10-25% of base salary upon achievement of minimum performance objectives, 15-50% of base salary for achievement of target performance objectives, and 30-100% of base salary based on achievement of maximum performance goals.

Pursuant to the terms of the 2006 Plan for the CEO, which is filed as an exhibit with the Company’s appropriate periodic filings under the Securities and Exchange Act of 1934, the Committee approved annual performance goals for the CEO based on same restaurant sales growth, earnings before interest, taxes, depreciation, amortization and rent expense (“EBITDAR”) (as defined by the Company’s revolving credit agreement and note purchase agreement) and certain corporate objectives. The Committee also approved performance goals in connection with the Cash Bonus Plan for the Named Executive Officers and other executive officers of the Company for Fiscal Year 2010, which goals were also based on same restaurant sales growth, EBITDAR and certain corporate objectives.

Award of Fiscal Year 2009 Annual Cash Incentive

On July 7, 2009, the Committee determined that the performance measures set for fiscal year 2009 under the 2006 Plan and the Cash Bonus Plan had been met for fiscal year 2009 and determined, with the Board’s ratification, to make the following awards to the CEO and other Named Executive Officers:

Executive Officer	Award
Samuel E. Beall, III	$856,136
Marguerite N. Duffy	$165,716
Kimberly S. Grant	$239,014
Nicolas N. Ibrahim	$165,716
Robert LeBoeuf	$129,466

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of Non-qualified Stock Option Award
10.2	Form of Non-qualified Stock Option Award (for Chief Executive Officer)
10.3	Form of Restricted Stock Award (with service-based vesting)
10.4	Form of Service Stock Award (for Chief Executive Officer)
10.5	Form of Restricted Stock Award (with performance-based vesting)
10.6	Form of Performance Stock Award (for Chief Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By: /s/ Marguerite N. Duffy

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: July 13, 2009